Exhibit 10.16

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), effective as of April 1, 2020 (the “Effective Date”), is made by and between Sonnet BioTherapeutics, Inc., a New Jersey corporation (“Assignor”) and Sonnet BioTherapeutics Holdings, Inc. a Delaware corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is party to employment agreements with certain employees (the “Employees”) as listed on Exhibit A hereto (collectively, “Agreements”);

WHEREAS, Assignee has become the employer of each of the Employees, and in connection therewith Assignor has agreed to assign the Agreements to Assignee and Assignee has agreed to assume the Assumed Liabilities (as defined below).

NOW THEREFORE, in consideration of the premises set forth therein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

Section 1. Assignment of the Agreement. Assignor by this Agreement hereby assigns all of its rights and obligations under the Agreement to Assignee as of the Effective Date.

Section 2. Assumption of Liabilities. In consideration for the foregoing Assignment, Assignee hereby assumes and becomes responsible for all of Assignor’s obligations, liabilities and commitments, contingent or otherwise, arising under or in any way related to the Agreement (the “Assumed Liabilities”) and Assignor is released from the Assumed Liabilities in all respects, in each case as of the Effective Date.

Section 3. Governing Law. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

ASSIGNEE: Sonnet BioTherapeutics, Inc.

By:	/s/ Pankaj Mohan
Name:	Pankaj Mohan
Title:	CEO

ASSIGNOR: Sonnet BioTherapeutics Holdings, Inc.

By:	/s/ Pankaj Mohan
Name:	Pankaj Mohan
Title:	CEO

Exhibit A

1.	Executive Employment Agreement, dated as of December 31, 2018, by and between the Assignor and Pankaj Mohan

2.	Executive Employment Agreement, dated as of January 10, 2020, by and between the Assignor and John Cini

3.	Executive Employment Agreement, dated as of January 10, 2020, by and between the Assignor and John Harry Cross III

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